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                                 EXHIBIT (A)(6)


                                                                 August 12, 1999

Board of Directors
SpecTran Corporation
50 Hall Road
Sturbridge, Massachusetts  01566

Re: Schedule 14D-9 of SpecTran Corporation filed July 21, 1999

Ladies and Gentlemen:

         Reference is made to our opinion letter dated July 15, 1999 with respect to the Agreement of Merger, dated as of July 15, 1999, by and among SpecTran Corporation (the "Company"), Lucent Technologies Inc. ("Lucent"), and Seattle Acquisition Inc., a wholly-owned subsidiary of Lucent.

         The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with or included in or referred to in whole or in part in any registration statement, proxy statement or other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Schedule 14-D9. In that regard, we hereby consent to the reference to the opinion of our Firm under the caption "Item 4. The Solicitation or Recommendation" and to the inclusion of the foregoing opinion in the above-referenced Schedule 14D-9. We also consent to the filing with the Securities and Exchange Commission of this consent letter as an exhibit to the above-referenced Schedule 14D-9. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                  Very truly yours,

                                                  LAZARD FRERES & CO. LLC


                                                  By /s/ Melvin L. Heineman
                                                     ----------------------
                                                     Melvin L. Heineman
                                                     Managing Director